Exhibit 99.1

Senseonics Announces Preliminary Unaudited Revenue for Third Quarter 2025 and Provides Business Update

Preliminary unaudited revenue of $8.1 million for Q3 2025

Generated record quarterly new patient starts in Q3 2025

Established reverse stock split ratio of 1:20, anticipated to be effective October 17, 2025

GERMANTOWN, Md.—October 6, 2025 (BUSINESS WIRE)-- Senseonics Holdings, Inc. (NYSE American: SENS) a medical technology company focused on the development and manufacturing of long-term, implantable continuous glucose monitoring (CGM) systems for people with diabetes, today announced preliminary revenue for third quarter and provided a business update.

Senseonics generated preliminary unaudited revenue of approximately $8.1 million in the third quarter of 2025, an increase of 91% versus the third quarter of 2024, driven by approximately 160% new patient growth in the U.S. over the prior year. New patient growth has accelerated as a result of increased investment in direct-to-consumer (DTC) marketing, with the highest number of monthly new patient starts in the Company’s history occurring in September 2025.

Senseonics also today announced that it will conduct a reverse stock split of its outstanding shares of common stock at a ratio of one-for-twenty (the “Reverse Stock Split”). The reverse stock split will reduce the number of shares of common stock issued from approximately 816 million shares to approximately 41 million shares, subject to adjustment due to payment of cash in lieu of fractional shares. The Company anticipates the Reverse Stock Split will become effective at 5:00 p.m. Eastern Time on October 17, 2025 (the “Effective Time”). The Company's common stock will begin trading on a post-split basis at the market open on October 20, 2025. The Common Stock will continue trading on the NYSE American under the symbol “SENS,” with the new CUSIP number 81727U303.

Tim Goodnow, PhD, President and Chief Executive Officer of Senseonics said, “I am excited by the team’s strong performance this quarter, which is a direct result of the increasing enthusiasm for Eversense 365, the world’s first and only year-long CGM. The ongoing investments we are making in our DTC marketing campaigns are accelerating awareness with patients and clinicians leading to the continued momentum behind Eversense. This is what encouraged us to bring the full sales and marketing organization in-house, giving us increased confidence in our ability to drive topline revenue and exceed patient expectations.”

The Reverse Stock Split was approved by the Company's stockholders at the Company's Annual Meeting of Stockholders held on September 29, 2025 (the “Special Meeting”) to be effected at the Board's discretion within approved parameters. Following the Special Meeting, the final ratio was approved by the Company's Board on October 3, 2025.

As a result of the Reverse Stock Split, at the Effective Time, every twenty issued and outstanding shares of Common Stock will be converted into one share of Common Stock, with corresponding reductions in the Company’s (i) authorized shares of Common Stock, (ii) outstanding equity awards and warrants, and (iii) shares issuable under the Company's equity incentive plans and other existing agreements, with proportional increases in the exercise or conversion prices of outstanding options and warrants. The par value of each share of Common Stock will remain unchanged.

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, each stockholder that otherwise would receive fractional shares will be entitled to receive, in lieu of such fractional shares, cash in an amount based on the closing price of the Common Stock on the NYSE American on the date of the Effective Time. The Reverse Stock Split will apply to all of the outstanding shares of Common Stock as of the Effective Time and therefore will not affect any stockholder’s ownership percentage of shares of Common Stock, except for de minimis changes resulting from the payment of cash in lieu of fractional shares. Stockholders of record will be receiving information from Computershare Trust Company, N.A., the Company’s transfer agent, regarding their stock ownership following the Reverse Stock Split and cash in lieu of fractional share payments, if applicable. Stockholders who hold their shares in brokerage accounts or in “street name” are not required to take any action in connection with the Reverse Stock Split.

About Senseonics

Senseonics Holdings, Inc. ("Senseonics") is a medical technology company focused on the development and manufacturing of glucose monitoring products designed to transform lives in the global diabetes community with differentiated, long-term implantable glucose management technology. Senseonics' CGM systems Eversense® 365 and Eversense® E3 include a small sensor inserted completely under the skin that communicates with a smart transmitter worn over the sensor. The glucose data are automatically sent every 5 minutes to a mobile app on the user's smartphone.

About Eversense

The Eversense® Continuous Glucose Monitoring (CGM) Systems are indicated for continually measuring glucose levels for up to 365 days for Eversense® 365 and 180 days for Eversense® E3 in persons with diabetes age 18 and older. The systems are indicated for use to replace fingerstick blood glucose (BG) measurements for diabetes treatment decisions. Fingerstick BG measurements are still required for calibration primarily one time per week after day 14 for Eversense® 365 and one time per day after day 21 for Eversense® E3, and when symptoms do not match CGM information or when taking medications of the tetracycline class. The sensor insertion and removal procedures are performed by a health care provider. The Eversense CGM Systems are prescription devices; patients should talk to their health care provider to learn more. For important safety information, see https://www.eversensediabetes.com/safety-info/.

Preliminary Unaudited Financial Results

This press release includes certain estimated preliminary financial results and other business metrics for the quarter ended September 30, 2025. These estimates are based on the information available to us at this time. Our actual results may vary from the estimated preliminary results presented here due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the quarter ended September 30, 2025 are finalized. The estimated preliminary financial results and other key business metrics have not been audited or reviewed by our independent registered public accounting firm. These estimates should not be viewed as a substitute for our full interim or annual financial statements. Accordingly, you should not place undue reliance on this preliminary data.

Forward Looking Statements

Any statements in this press release about future expectations, plans and prospects for the Company, including the anticipated revenue results for the third quarter of 2025, and other statements containing the words "believe," “expect,” “intend,” “may,” “projects,” “will,” “planned,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including:  uncertainties related to the previously announced decision to transition the commercialization of Eversense 365 from Ascensia to Senseonics, uncertainties inherent in the current reliance on the commercialization efforts and investment of Ascensia and its commercial initiatives, uncertainties in prescriber and patient decisions and responses to new technology or initiatives, uncertainties in insurer, regulatory and administrative processes and decisions, uncertainties inherent in the development and registration of new technology, uncertainties in the development of and competition in the overall CGM market, the risk that the share price resulting from a reverse stock split may not attract institutional or other investors, may not satisfy the investing guidelines of these investors, or otherwise may not result in increased investor interest in Senseonics’ stock or improved trading liquidity in the company’s stock, and such other factors as are set forth in the risk factors detailed in Senseonics' Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent quarterly reports on Form 10-Q filed with the SEC under the heading "Risk Factors" and the Definitive Proxy Statement filed with the SEC on August 18, 2025 under the heading “Certain Risks and Potential Disadvantages Associated with a Reverse Stock Split.” In addition, the forward-looking statements included in this press release represent Senseonics’ views as of the date hereof. Senseonics anticipates that subsequent events and developments will cause Senseonics’ views to change. However, while Senseonics may elect to update these forward-looking statements at some point in the future, Senseonics specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing Senseonics’ views as of any date subsequent to the date hereof.

Senseonics Investor Contact
Jeremy Feffer
LifeSci Advisors
investors@senseonics.com